Exhibit 10(b)

EXECUTION COPY

CASH COLLATERAL SECURITY AGREEMENT

CASH COLLATERAL SECURITY AGREEMENT, dated as of March 3, 2003 (this "Agreement"), made by and among SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation (the "Pledgor"), to UNION BANK OF CALIFORNIA, N.A. ("Union Bank"), as administrating bank (in such capacity, together with its successors and assigns in such capacity, the "Administrating Bank") for the Funding Bank and the Participating Banks (as such terms are defined below).

PRELIMINARY STATEMENTS

(1) The Pledgor has entered into a Letter of Credit and Reimbursement Agreement, dated as of March 3, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Reimbursement Agreement"), with the Administrating Bank, Union Bank, as funding bank (in such capacity, the "Funding Bank"), and the banks named therein and from time to time parties thereto (the "Participating Banks", together with the Funding Bank and the Administrating Bank being referred to herein, collectively, as the "Secured Parties"), pursuant to which the Funding Bank has agreed, subject to the terms and conditions contained therein, to issue two Letters of Credit (as defined in the Reimbursement Agreement) for the account of the Pledgor in an aggregate initial stated amount of $198,061,427.93. Unless otherwise defined herein, capitalized terms used herein shall have the meaning assigned to such terms in the Reimbursement Agreement.

(2) Pursuant to and subject to the terms of this Agreement, and in order to secure the obligations of the Pledgor under the Reimbursement Agreement, the Pledgor is required to deposit on the Closing Date, and thereafter maintain on deposit, funds in an amount equal to the aggregate Maximum Drawing Amounts (as in effect from time to time) of the Letters of Credit, in a special money market account bearing Account No. 4430000980 (the "Account") maintained by the Pledgor with the Administrating Bank at its office at 445 South Figueroa Street, Los Angeles, California 90071 (or at such other office of the Administrating Bank as the Administrating Bank may, from time to time, notify the Pledgor), in the name of the Pledgor but under the sole control and dominion of the Administrating Bank.

(3) It is a condition precedent to the Funding Bank's obligation to issue, and of the Participating Banks' obligation to participate in, the Letters of Credit pursuant to the Reimbursement Agreement that the Pledgor shall have granted the Lien contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce the Funding Bank to issue, and the Participating Banks to participate in, the Letters of Credit, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Administrating Bank for the benefit of the Secured Parties as follows:

SECTION 1. Pledge and Assignment. The Pledgor hereby pledges and assigns to the Administrating Bank for the benefit of the Secured Parties, and grants to the Administrating Bank for the benefit of the Secured Parties a security interest in, all of the Pledgor's right, title and interest in and to the following collateral, whether now owned or hereafter acquired (collectively, the "Collateral"):

(a) (i) the Account, (ii) all cash, funds, credit balances, securities, investment property and other financial assets from time to time held in the Account or otherwise credited, or to be credited, to the Account, (iii) all security entitlements with respect to all financial assets from time to time credited, or to be credited, to the Account, (iv) all certificates and instruments, if any, from time to time representing or evidencing the Account, and (v) all agreements governing or otherwise related to the Account;

(b) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrating Bank for or on behalf of the Pledgor in substitution for or in addition to any or all of the then existing Collateral;

(c) all interest, dividends, returns of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

(d) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitutes property of the type described in the foregoing clause (a), (b) or (c)).

SECTION 2. Security for Obligations. This Agreement secures the payment when due of all obligations of the Pledgor to the Secured Parties under the Reimbursement Agreement and this Agreement, whether for principal (including, without limitation, reimbursement of amounts drawn under the Letters of Credit), interest, fees, expenses, indemnification or otherwise (all of the foregoing obligations being referred to herein, collectively, as the "Obligations"). Without limiting the generality of the foregoing, this Agreement also secures the payment of all amounts that constitute part of the Obligations and would be owed by the Pledgor to the Secured Parties but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor or any other Person.

SECTION 3. Required Deposits into the Account; Delivery of Collateral.

(a) The Pledgor agrees that on or prior to the Closing Date the Pledgor shall deposit $192,946,933.65 into the Account. In addition, the Pledgor agrees that, not less than 30 days prior to each scheduled increase in the total Maximum Drawing Amounts of the Letters of Credit (as set forth in Schedule II to Exhibit A to the Reimbursement Agreement), it shall deposit into the Account funds in an amount equal to the aggregate amount of such scheduled increase. All deposits into the Account pursuant to this subsection (a) shall be made by the Pledgor in immediately available funds.

(b) All certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Administrating Bank pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrating Bank. The Administrating Bank shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

SECTION 4. Maintaining the Account. So long as any Letter of Credit has not expired or been cancelled or terminated, any Participating Bank has any obligation under Section 5(a) of the Reimbursement Agreement, or any Obligations remain unpaid:

(a) The Pledgor will maintain the Account with the Administrating Bank.

(b) The Account shall be under the sole dominion and control of the Administrating Bank. It shall be a term and condition of the Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Account and except as otherwise provided by the provisions of Sections 6 and 13 hereof, that no amount (including, without limitation, interest earnings from time to time credited to the Account) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person (other than the Secured Parties) from the Account.

The Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

SECTION 5. Control of Account; Investments

 (a) The Administrating Bank and the Pledgor agree and acknowledge that (i) the Administrating Bank is and shall be the "securities intermediary" (as defined in Section 8-102(a)(14) of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code")), and the Pledgor is and (subject to the terms of this Agreement) shall be the "entitlement holder" (as defined in Section 8-102(a)(7) of the Uniform Commercial Code, in each case with respect to the Account and each "financial asset" (as defined in Section 8-102(a)(9) of the Uniform Commercial Code) credited to the Account; (ii) the Account is and shall be maintained as a "securities account" (as defined in Section 8-501(a) of the Uniform Commercial Code); (iii) all securities, other financial assets, investment property and other property acquired with cash credited to the Account will be credited to the Account; (iv) all items of property (whether cash, investment property, other investments, securities, instruments or other property) credited to the Account will be treated as a "financial asset" under Article 8 of the Uniform Commercial Code; (v) the "securities intermediary's jurisdiction" (as defined in Section 8-110(e) of the Uniform Commercial Code) for purposes of Article 8 of the Uniform Commercial Code and this Agreement and with respect to the Account is the State of New York, and this provision shall control over any provision to the contrary in any other agreement relating to the Account; and (vi) all securities, instruments and other property in bearer or registered form and credited to the Account shall be payable to or to the order of, or registered in the name of, the Administrating Bank or shall be indorsed to the Administrating Bank or in blank, and in no case whatsoever shall any financial asset credited to the Account be registered in the name of the Pledgor, payable to or to the order of the Pledgor or specially indorsed to the Pledgor except to the extent the foregoing have been specially endorsed by the Pledgor to the Administrating Bank or in blank. The Administrating Bank agrees that it will hold (and will indicate clearly in its books and records that it holds) its "security entitlement" to the "financial assets" credited to the Account in trust for the benefit of the Secured Parties. The Pledgor acknowledges that the Administrating Bank shall have the sole right and discretion, subject only to the terms of this Agreement, to give all "entitlement orders" (as defined in Section 8-102(a)(8) of the Uniform Commercial Code) with respect to the Account and any and all financial assets and other property credited thereto to the exclusion of, and without further consent of, the Pledgor. Without limitation of the foregoing, the Administrating Bank, in its capacity as "securities intermediary" in respect of the Account as provided above, (A) will comply with all such entitlement orders without further consent by the Pledgor and (B) agrees to perform all the duties of a "securities intermediary" required under Article 8 of the Uniform Commercial Code.

(b) From time to time the Administrating Bank may invest and reinvest all funds held in the Account and all proceeds received with respect to the Collateral in such money market instruments and/or other investments as Union Bank acquires in the ordinary course of its business in connection with its Business MoneyMarket Accounts.

SECTION 6. Application and Release of Funds in the Account. (a) Subject to Section 13 hereof, on any date on which any Obligation is due and payable by the Pledgor under the Reimbursement Agreement or this Agreement, unless the Pledgor shall have paid such Obligation in full on or before such date to the Administrating Bank, the Administrating Bank shall have the right, but shall not be required, to withdraw and apply all or a portion of the amounts deposited and held in the Account in satisfaction of such Obligation.

(b) Any application of Collateral pursuant to Section 6(a) shall be deemed to cure any Reimbursement Default, Prepayment Event or other default under the Reimbursement Agreement or this Agreement arising from the Pledgor's failure to have paid the applicable Obligation directly, but only to the extent that such Obligation has been paid in full in cash with such Collateral.

(c) So long as no Reimbursement Default or Prepayment Event shall have occurred and be continuing, the Pledgor may, no more frequently than once each calendar month, originate written instructions to withdraw all interest earnings credited by the Administrating Bank to the Account, and the Administrating Bank will transfer such interest earnings to such account as the Pledgor shall designate in writing to the Administrating Bank from time to time.

(d) At any time after the effective date of any scheduled decrease in the total Maximum Drawing Amounts of the Letters of Credit (as set forth in Schedule II to Exhibit A to the Reimbursement Agreement), the Pledgor may, so long as no Reimbursement Default or Prepayment Event shall have occurred and be continuing, originate written instructions to the Administrating Bank to withdraw funds on deposit in the Account (and the Administrating Bank will, within five (5) Business Days after its receipt of such instructions, transfer such funds to such account as the Pledgor shall designate in writing to the Administrating Bank from time to time) in an amount equal to the excess of (i) the aggregate amount of funds on deposit in the Account on the date of such transfer over (ii) the total Maximum Drawing Amounts of the Letters of Credit on such date (as set forth in Schedule II to Exhibit A to the Reimbursement Agreement).

SECTION 7. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrating Bank may reasonably request, in order to perfect, maintain or continue the perfection of, or otherwise protect any security interest granted or purported to be granted hereby or to enable the Administrating Bank to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

SECTION 8. Representations and Warranties. The Pledgor represents and warrants as follows:

(a) The Pledgor is the legal and beneficial owner of the Collateral free and clear of any Lien, claim, option, control or right of others, except for the Lien created by this Agreement and Liens in favor of the Administrating Bank created by operation of law.

(b) The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations.

(c) No consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge and assignment by the Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby (including, without limitation, the first priority nature of such security interest) or (iii) for the exercise by the Administrating Bank of its rights and remedies hereunder.

(d) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(e) The Pledgor has, independently and without reliance upon the Administrating Bank or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

SECTION 9. Transfers and Other Liens. The Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the Lien under this Agreement.

SECTION 10. Administrating Bank Appointed Attorney-in-Fact. The Pledgor hereby appoints the Administrating Bank the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, at any time and from time to time during the continuance of a Reimbursement Event of Default or Prepayment Event or in the event that the Administrating Bank, in its reasonable discretion, deems such action to be necessary or advisable to protect its security interest in the Collateral, to take any action and to execute any instrument which the Administrating Bank may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(b) to receive, indorse and collect any drafts or other instruments or documents in connection with clause (a) above, and

(c) to file any claims or take any action or institute any proceedings that the Administrating Bank may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrating Bank with respect to any of the Collateral.

SECTION 11. Administrating Bank May Perform. If the Pledgor fails to perform any agreement contained herein, the Administrating Bank may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Administrating Bank incurred in connection therewith shall be payable by the Pledgor under Section 14.

SECTION 12. The Administrating Bank's Duties. The powers conferred on the Administrating Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrating Bank shall have no duty as to any Collateral, as to ascertaining or taking action with respect to any matters relative to any Collateral, whether or not the Administrating Bank or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrating Bank shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrating Bank accords its own property.

SECTION 13. Remedies upon Default. If any Reimbursement Event of Default or Prepayment Event shall have occurred and be continuing:

(a) The Administrating Bank may, without notice to the Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account against the Obligations or any part thereof.

(b) The Administrating Bank may also exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (whether or not the Uniform Commercial Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrating Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrating Bank may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrating Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. All proceeds of any sale of Collateral, if not applied against the Obligations, shall be maintained in the Account as Collateral. The Administrating Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Any cash held by the Administrating Bank as Collateral and all cash proceeds received by the Administrating Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrating Bank, be held by the Administrating Bank in the Account as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Administrating Bank pursuant to Section 14) in whole or in part by the Administrating Bank for the benefit of the Secured Parties against, all or any part of the Obligations in such order as the Administrating Bank shall elect. Any surplus of such cash or cash proceeds held by the Administrating Bank and remaining after the indefeasible payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus. If, after the application by the Administrating Bank of the cash proceeds of the Collateral to the payment of the Obligations, any portion of the Obligations remains unpaid, the Pledgor shall be and remain liable for such deficiency until all of the Obligations have been indefeasibly paid in full in cash.

SECTION 14. Indemnity and Expenses. (a) The Pledgor agrees to indemnify and hold harmless each Secured Party and its respective Affiliates, and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party"), from and against any and all claims, losses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) incurred by or asserted against such Indemnified Party in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnified Party shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or the Collateral, except to the extent that such claims, losses or liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party.

(b) The Pledgor will upon demand pay to the Administrating Bank the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, which the Administrating Bank may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Administrating Bank or any other Secured Party hereunder or (iii) the failure by the Pledgor to perform or observe any of the provisions hereof.

SECTION 15. Amendments, Etc. No amendment, modification or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor or the Administrating Bank herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgor and the Administrating Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 16. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, facsimile, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to the Pledgor or to the Administrating Bank, at its address specified in Section 15 of the Reimbursement Agreement, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective (i) five days after when deposited in the mails, or (ii) when delivered to the telegraph company, telecopied, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrating Bank shall not be effective until received by the Administrating Bank.

SECTION 17. Continuing Security Interest; Assignments. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest to occur of (i) the indefeasible payment in full in cash of the Obligations, (ii) the expiration or termination of the obligations of the Participating Banks under Section 5(a) of the Reimbursement Agreement and (iii) the expiration or termination of all Letters of Credit, (b) be binding upon the Pledgor, its successors and assigns, provided, that the Pledgor may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Administrating Bank, and (c) inure to the benefit of, and be enforceable by, the Administrating Bank, the other Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Participating Bank may assign or otherwise transfer all or any portion of its rights in the Obligations to the extent and in the manner provided in the Reimbursement Agreement, and such assignee shall thereupon become vested with all the benefits in respect thereof granted to such Participating Bank herein or otherwise. Upon the indefeasible payment in full in cash of the Obligations, the expiration or termination of all obligations of the Participating Banks under Section 5(a) of the Reimbursement Agreement and the expiration or termination of the Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Administrating Bank will, at the Pledgor's expense, execute and deliver to the Pledgor such documents and take such other actions as the Pledgor shall reasonably request to evidence such termination.

SECTION 18. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Unless otherwise defined herein or in the Reimbursement Agreement, terms defined in Article 8 or 9 of the Uniform Commercial Code are used herein as therein defined.

SECTION 19. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. In furtherance of the foregoing, it is understood and agreed that signatures hereto submitted by facsimile transmission shall be deemed to be, and shall constitute, original signatures.

SECTION 20. Jurisdiction

Each of the parties hereto irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement may be brought in any court of the State of New York or any court of the United States of America located in the State of New York, (ii) consents, for itself and in respect of its property, to the jurisdiction of each such court in any such suit, action or proceeding and (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 20 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

SYSTEM ENERGY RESOURCES, INC.,

By /s/ Steven C. McNeal
 Name: Steven C. McNeal
Title: Vice President and Treasurer

Agreed and Accepted:

UNION BANK OF CALIFORNIA, N.A.,
as Administrating Bank

By /s/ David M. Musicant
 Name: David M. Musicant
Title: Senior Vice President

SIGNATURE PAGE TO CASH COLLATERAL SECURITY AGREEMENT